Exhibit 10.2

Annexure A

Chester Hill Lease

Annexure to Asset Sale Agreement

Form:	07L	LEASE	Leave this space clear. Affix additional
Licence:	03-09-102	New South Wales	pages to the top left-hand corner.
Licensee:	Minter Ellison	Real Property Act 1900

PRIVACY NOTE: Section 31B of the Real Property Act 1900 (RP Act) authorises the Registrar General to collect the information required by this form for the establishment and maintenance of the Real Property Act Register.  Section 96B RP Act requires that the Register is made available to any person for search upon payment of a fee, if any.

STAMP DUTY	Office of State Revenue use only

(A) TORRENS TITLE	Property leased: if appropriate, specify the part or premises Certificate(s) of Title folio identifier 1/700896

(B) LODGED BY	Delivery	Name, Address or DX and Telephone		CODE
	Box	LLPN: 123438 S	MINTER ELLISON
88 Phillip Street, SYDNEY
Telephone (02) 9921 8888
	599D	Reference (optional): JDO		L

(C) LESSOR	AEP INDUSTRIES (AUSTRALIA) PTY LTD ABN 60 075 939 614

The lessor leases to the lessee the property referred to above.

(D)	Encumbrances (if applicable): 1. 2. 3.

(E) LESSEE	FLEXIBLE PACKAGING OPERATIONS AUSTRALIA PTY LIMITED ACN 113 833 748

(F)	TENANCY:

(G) 1.	TERM: 1 year
2.	COMMENCING DATE: # May 2005
3.	TERMINATING DATE: # May 2006
4.	With 3 OPTIONS TO RENEW for a period of 5 years each set out in clause 19
5.	With an OPTION TO PURCHASE set out in N.A.
6.	Together with and reserving the RIGHTS set out in N.A.
7.	Incorporates the provisions or additional material set out in ANNEXURE(S) A hereto.
8.	Incorporates the provisions set out in MEMORANDUM filed / LEASE registered in the Department of Lands, Land and Property Information Division as No. N.A
9.	The RENT is set out in clause 2 of Annexure A

Minter Ellison Ref: JDO 20-4721403

ALL HANDWRITING MUST BE IN BLOCK CAPITALS

DATE:	/		/
	dd	mm		yyyy

(H)          Certified correct for the purposes of the Real Property Act 1900 and executed on behalf of the corporation named below by the authorised person(s) whose signature(s) appear(s) below pursuant to the authority specified.

Corporation	AEP INDUSTRIES (AUSTRALIA) PTY LTD
Authority	section 127 of the Corporations Act 2001 (Cth

Signature of authorised person	Signature of authorised person

Name of authorised person	Name of authorised person

Director	Director/Secretary
Office held	Office held

Certified correct for the purposes of the Real Property Act 1900 and executed on behalf of the corporation named below by the authorised person(s) whose signature(s) appear(s) below pursuant to the authority specified.

Corporation	FLEXIBLE PACKAGING OPERATIONS AUSTRALIA PTY LIMITED ACN 113 833 748
Authority	section 127 of the Corporations Act 2001 (Cth)

Signature of authorised person	Signature of authorised person

Name of authorised person	Name of authorised person

Director	Director/Secretary
Office held	Office held

Note: where applicable, the lessor must complete the statutory declaration below.

(I)            STATUTORY DECLARATION*

I

solemnly and sincerely declare that-

1.             The time for the exercise of option to renew in expired lease No.                                          has ended;

2.             The lessee under that lease has not exercised the option.

I make this solemn declaration conscientiously believing the same to be true and by virtue of the Oaths Act 1900.

Made and subscribed at                                          in the State of New South Wales on

in the presence of-

Signature of witness:	Signature of lessor:

Name of witness:

Address of witness:

Qualification of witness: Justice of the Peace

*              As the Department of Lands may not be able to provide the services of a justice of the peace or other qualified witness, the statutory declaration should be signed and witnessed prior to lodgment of the form at Land and Property Information Division.

Minter Ellison Ref: JDO 20-4721403

ALL HANDWRITING MUST BE IN BLOCK CAPITALS

Annexure A - Lease

9.	Insurance	19
9.1	Public liability	19
9.2	Policies	19
9.3	Evidence of insurance	19
9.4	Notification	19
9.5	Dealing with insurance	19
9.6	Extra costs	20

10.	Indemnities and releases	20
10.1	Tenant’s risk	20
10.2	Indemnity	20
10.3	Release	20
10.4	No merger	20

11.	Repair, maintenance & alterations	20
11.1	Repair and replace	20
11.2	Tenant’s works	21

12.	Principal Contractor	21
12.1	Tenant’s appointment	21
12.2	Tenant’s obligations	22
12.3	Landlord’s discretion	22
12.4	Tenant’s contractor	22

13.	Cleaning	22
13.1	Tenant to provide	22
13.2	Tenant’s cleaning obligations	22

14.	Tenant’s rights	22
14.1	Quiet enjoyment	22

15.	Tenant’s obligations	22
15.1	Use	22
15.2	Compliance	23
15.3	Prohibitions	23
15.4	Tenant’s Associates	23
15.5	Hazardous materials	23
15.6	Environmental protection	24
15.7	Exceptions to clauses 15.3 and 15.5	24

16.	Landlord’s obligations	24
16.1	Structural integrity and Services	24
16.2	Insurance, rates, laws	24

17.	Landlord’s rights	25
17.1	Works and Services	25
17.2	Other rights	25
17.3	Carry out Tenant’s obligations	26
17.4	Landlord released	26

18.	Assigning, subletting, charging	26
18.1	Assigning	26
18.2	Subletting	27
18.3	Change in control	27

18.4	Charging Tenant’s Property	28
18.5	No other dealings	28

19.	Option for a new lease	28
19.1	Conditions for grant	28
19.2	Form of new lease	29

20.	Damage and destruction	29
20.1	Not Used	29
20.2	Landlord’s notice	29
20.3	Tenant’s notice	29
20.4	Tenant may terminate	30
20.5	Payments reduced	30
20.6	Dispute about payments	30
20.7	Adjustments	30
20.8	Destruction or damage caused by Tenant	30
20.9	Landlord need not repair	30

21.	Holding over	30
21.1	Monthly tenancy	30
21.2	Terms of monthly tenancy	31

22.	Default	31
22.1	Tenant’s breach	31
22.2	Statutory notice	31
22.3	Loss of Bargain	31
22.4	Essential terms	31
22.5	Indemnity for default	31

23.	Yielding up	32
23.1	Vacating and removal of Tenant’s Property	32
23.2	Tenant’s Property	32
23.3	Tenant’s Property abandoned	32
23.4	Tenant not required to make-good	32

24.	Notices and other communications	32
24.1	Service of notices	32
24.2	Effective on receipt	32

25.	Miscellaneous	33
25.1	Alterations	33
25.2	Approvals and consents	33
25.3	Stamp duty	33
25.4	Severability	33
25.5	Waiver	33
25.6	Entire agreement	33
25.7	Statutory provisions	33

Schedule 1 – Market Rent Review		34

S1.	Market reviews of Rent	34

S2.	Landlord to give notice	34

S3.	Essential qualifications of Valuer and Umpire	34

S4.	Dispute by Tenant of reviewed amount - Tenant’s Notice	35

S5.	Tenant appoints Valuer and notifies Landlord - first appointment date	35

S6.	Effect of Tenant’s failure to appoint or notify	35

S7.	Landlord appoints Valuer and notifies Tenant - second appointment date	35

S8	Effect of Landlord’s failure to appoint or notify	36

S9.	Determination by Valuers	36

S10	Determination by Umpire if Valuers do not agree	36

S11.	Adjustment of Rent once agreed or determined	37

S12.	Costs of Valuers and Umpire	37

S13.	Criteria for determining the Current Rent	37

Information table

Parties

Name	AEP INDUSTRIES (AUSTRALIA) PTY LTD
ABN	60 075 939 614
Short form name	Landlord
Notice details	14. notice details of Landlord Facsimile 15. Attention 16.

Name	FLEXIBLE PACKAGING OPERATIONS AUSTRALIA PTY LIMITED
ACN	113 833-748
Short form name	Tenant
Notice details	C/- Catalyst investment Managers Pty Limited Level 38, Tower Building Australia Square, Sydney NSW 2000 Facsimile 02 92525255 Attention John Story

Items

Item 1	Land (clause 1)

The land contained in folio identifier 1/700896 also known as 149 Orchard Road, Chester Hill, NSW 2162

Item 2	Premises (clause 1)

The whole of the Land and the improvements erected on the Land

Item 3	Term (clause 1)

1 year

Item 4	Commencing date (clause 1)

# May 2005

Item 5	Terminating date (clause 1)

# May 2006

Item 6	Rent (clause 1)

From the Commencement Date to # May 2006 - $1,00 per annum (excluding GST)

If a new tense is granted for the term specified in Item 13(1)(a), pursuant to clause 19, then from:

#May 2006 to # May 2007 - $975,000.00 per annum (excluding GST).

# May 2007 to # May 2008 - 103.5% of the previous rent

# May 2008 to # May 2009 – 103.5% of the previous rent

# May 2009 to it May 2010 – 103.5% of the previous rent

# May 2010 to # May 2011 - 103.5% of the previous rent

If a new lease is granted for the term specified in Item 13(1)(b), pursuant to clause 19, then from:

# May 2006 to # November 2006 - $1 per annum (excluding GST)

From # November 2006 - $975,000.00 per annum (excluding GST)

If a new lease is granted for the term specified in Item 13(2), pursuant to clause 19, then from:

# May 2011 to # May 2012 - the amount determined pursuant to clause 19.2 and Schedule 1.

# May 2012 to # May 2013 - 103.5% of the previous rent

# May 2013 to # May 2014 - 103.5% of the previous rent

# May 2014 to # May 2015 - 103.5% of the previous rent

# May 2015 to # May 2016 - 103.5% of the previous rent

If a new lease is granted for the term specified in Item 13(3), pursuant to clause 19, then from:

# May 2016 to # May 2017 - the amount determined pursuant to clause 19.2 and Schedule 1# May 2017 to # May 2018 - 103.5% of the previous rent# May 2018 to # May 2019 - 103.5% of the previous rent# May 2019 to [# May 2020 -103.5% of the previous rent

# May 2020 to # May 2021-103.5% of the previous rent

Item 7	Base year (clause 1.1)

Not applicable

Item 8	Outgoings Year (clauses 1 and 3)

30 June

Item 9	Bank Guarantee (clauses 1 and 8)

Not applicable

In respect of the new leases specified in Item 13(1)(a), Item 13(2) and Item 13(3), an amount equal to 3 months’ rent and 3 months’ Outgoings based on the Outgoings Budget (plus GST in accordance with clause 7).

Item 10	Option Window (clauses 1 and 19)

In respect of the new lease specified in Item 13(1): At any time on or before the Terminating Date.

In respect of any other new lease specified in Item 13; Not more than 6 months nor later than 3 months before the Terminating Date

Item 11	Permitted use (clauses 15 and 18)

Manufacturing and warehouse.

Item 12	Amount of public risk insurance (clause 9)

$20 million

Item 13	New lease (clause 19)

(1) First new lease

Term – (at the Tenant’s election), either:

(a) 5 years commencing on # May 2006 and terminating on # May 2011; or

(b) 6 months commencing on # May 2006 and terminating on # November 2006

Commencing Date - # May 2006

Terminating Date - (at the Tenant’s election), either # May 2011 or # November 2006

(2) Second new lease

Term - 5 years commencing on # May 2011 and terminating on # May 2016

Commencing Date - # May 2011

Terminating Date - # May 2016

(3) Third new lease

Term - 5 years commencing on # May 2016 and terminating on # May 2021

Commencing Date - # May 2016

Terminating Date - # May 2021

Item 14	Statutory provisions (clause 25.7)

The covenants, powers and provisions implied in leases by sections 84, 84A, 85 and 86 of the Conveyancing Act 1919 do not apply to this lease.

If any of the forms of words in the first column of Part 2 of Schedule 4 to the Conveyancing Act 1919 are used in this lease, they do not imply a covenant under section 86 of that Act

Agreed terms

1.             Defined terms & interpretation

1.1          Defined terms

In this lease:

Asset Sale Agreement means the agreement entered into between the Landlord, AEP Industries (NZ) Limited, the Tenant and others (being the landlord and tenant under this lease at the date of this lease);

Australian Property Institute means the division of the Australian Property Institute Incorporated in NSW.

Bank Guarantee means an unconditional, irrevocable undertaking:

(a)           from an Australian trading bank in a form approved by the Landlord;

(b)           to pay the Landlord a guaranteed amount without notice to the Tenant;

(c)           with an expiry date which is no earlier than 6 months after the lease ends;

(d)           specifying the address of the Premises; and

(e)           which is expressed as being security for the performance by the Tenant of its obligations under this lease.

Business Day means a day that is not a Saturday, Sunday or public holiday in the state in which the Land is located.

Business Hours means from 9.00am to 5.00pm on a Business Day.

Claims means all liability, loss, damages, penalties, payments, costs, charges and expenses (including reasonable legal costs and disbursements);

Commencing Date means the commencing date specified in Item 4.

Completion Date has the meaning given in the Asset Sale Agreement.

Construction Work means any construction work carried out or caused to be carried out by the Tenant on the Premises, which is the subject of the OHS Regulation.

Contamination has the meaning given to the term in the Environment Protection Act 1997 (NSW);

Environmental Legislation means the Environment Protection and Biodiversity Conservation Act 1999 (Cth) and the Environmental Planning and Assessment Act 1979 (NSW) and any regulations, determinations, orders or measures made pursuant to those Acts (whether such Acts or regulations have been amended or repealed or otherwise) and any other legislation relating to the physical condition of the Premises;

Environmental Liability means, in respect of the Premises, the following losses, costs, liabilities, expenses and damages:

(a)           those incurred pursuant to, or in relation to, or as a consequence of:

(i)            any Legislative Action concerning Contamination at, of, or emanating from, the Premises

(ii)           the investigation or Remediation, pursuant to the Environmental Legislation, of any such Contamination; or

(iii)          any claim in tort by any third party concerning any such Contamination; or

(iv)          any agreement with any owner or occupier of land under or pursuant to the Environmental Legislation which agreement concerns any such Contamination; or

(v)           any agreement with any statutory authority under or pursuant to the Environmental Legislation which agreement concerns any such Contamination; or

(b)           any fine or penalty imposed under or pursuant to the Environmental Legislation in relation to any such Contamination;

Excluded Event means an act of God, civil commotion, riot, war, earthquake, lightning, storm or tempest.

Information table means the part of this lease described as Information table.

Insolvency Event means when the Tenant:

(a)           is insolvent, within the meaning of section 95A of the Corporations Act;

(b)           is presumed by a court to be insolvent by reason of section 459C(2) of the Corporations Act;

(c)           has a liquidator or provisional liquidator appointed in respect of it;

(d)           has an administrator appointed over all or substantially all of its assets or undertaking (and whose appointment is not withdrawn, within five Business Days);

(e)           has a receiver, receiver and manager or other controller within the meaning of section 9 of the Corporations Act or similar officer appointed to all or substantially all of its assets or undertaking (and whose appointment is not withdrawn within five Business Days);

(f)            except to reconstruct or amalgamate while solvent, has an application or order made, a resolution passed, an application to a court made or other steps taken against or in respect of it (other than frivolous or vexatious applications or steps or an application withdrawn or dismissed within 30 Business Days) for its winding up or dissolution or for it to enter an arrangement, compromise or composition with or assignment for the benefit of its creditors, a class of them or any of them; or

(g)           admits in writing that it is, or is declared to be, insolvent or unable to pay all of its debts when they become due and payable.

Item means an item appearing in the Information table.

Land means the land described in Item 1.

Landlord means the party specified as the Landlord in the party details in the Information table.

Landlord’s Property means the Landlord’s fixtures, fittings and other property in, on or fixed to the Premises including the Services. It does not include the Tenant’s Property, regardless of whether it is in, on or fixed to the Premises.

Legislative Action means the taking of any action (including the commencement of any legal proceedings), the making of any order or declaration, or the giving of any notice under any of the Environment Legislation by a statutory authority;

OHS Act means the Occupational Health and Safety Act 2001 (NSW).

OHS Regulation means the Occupational Health and Safety Regulation 2001 (NSW).

Option Window means the period specified in Item 10 being the period during which the Tenant may exercise the option (if any) to renew this lease.

Outgoings means the total of reasonable amounts properly paid or payable by the Landlord during an Outgoings Year in connection with the ownership, operation, management, maintenance and administration of the Premises (except expenses of a capital nature or relating to structural matters), such as:

(a)           all:

(i)            rates;

(ii)           land tax or tax of a similar nature calculated on the basis that the Land is the only land owned by the Landlord;

(iii)          other levies and taxes (except income tax and capital gains tax); and

(iv)          other fees charges or duties,

levied by an authority on the Landlord in respect of any part of the Premises;

(b)           reasonable insurance premiums for policies covering:

(i)            insurance of the improvements on the Land against all usual risks to the full reinstatement value;

(ii)           plate glass;

(iii)          public liability;

(iv)          workers’ compensation;

(v)           loss of rents; and

(vi)          machinery breakdown;

(c)           all reasonable costs in connection with:

(i)            maintenance, repair and redecoration of the improvements on the Land which no occupier (other than the Landlord) is obliged to do;

(ii)           operating and providing any of the Services;

(iii)          managing the Premises (including any fees payable to a managing agent appointed by the Landlord to manage the Premises on the Landlord’s behalf) to a maximum in any Outgoings Year of 2% of the Rent payable in respect of that Outgoings Year) or 2% of $975,000, whichever is the greater; and

(iv)          complying with the requirements of any authority in relation to the certification of essential services to the Premises, such as an annual fire safety statement;

(d)           all costs in connection with maintaining, repairing, testing and replacing the Services.

Outgoings Budget means the budget for Outgoings for each Outgoings Year provided to the Tenant by the Landlord under clause 3.2.

Outgoings Year means a year ending on the date specified in Item 8 or another date specified by the Landlord (acting reasonably) in a notice to the Tenant.

Payment Date means the Commencing Date and then the first day of each subsequent month.

Premises means the premises specified in Item 2 and includes Landlord’s Property.

Principal Contractor has the same meaning as that contained in the OHS Regulation.

Rent means the yearly rent specified in Item 6 as changed under this lease.

Remediation has the meaning given to the term in the Environment Protection Act 1997 (ACT);

Services means the services provided by authorities, the Landlord or others to the Premises, including electricity, gas, water, sewerage, air conditioning, lifts, escalators, fire control and communications together with all plant and equipment relating to those services.

Tenant means the party specified as the Tenant in the party details in the Information table.

Tenant’s Associates means each of the Tenant’s employees, officers, agents, contractors, consultants, invitees, subtenants and licensees.

Tenant’s Business means the business carried on in the Premises by the Tenant.

Tenant’s Property means all plant and equipment, fixtures, fittings, furniture, furnishing and decorations and other property in, on or fixed to the Premises owned by the Tenant or installed in or brought onto the Premises by or on behalf of the Tenant.

Term means the period specified in Item 3 starting on the Commencing Date and ending on the Terminating Date.

Terminating Date means the terminating date specified in Item 5.

1.2          Interpretation

In this lease, except where the context otherwise requires:

(a)           the singular includes the plural and vice versa, and a gender includes other genders;

(b)           another grammatical form of a defined word or expression has a corresponding meaning;

(c)           a reference to a clause, paragraph, schedule, information table or annexure is to a clause or paragraph of, or schedule or information table or annexure to, this lease, and a reference to this lease includes any schedule or annexure;

(d)           a reference to a document or instrument includes the document or instrument as novated, altered, supplemented or replaced from time to time;

(e)           a reference to A$, $A, dollar or $ is to Australian currency;

(f)            a reference to a party includes the party’s executors, administrators, successors and permitted assigns and substitutes;

(g)           a reference to a person includes a natural person, partnership, body corporate, association, governmental or local authority or agency or other entity;

(h)           a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(i)            the meaning of general words is not limited by specific examples introduced by including, for example or similar expressions;

(j)            any agreement, representation, warranty or indemnity by two or more parties (including where two or more persons are included in the same defined term) binds them jointly and severally;

(k)           any agreement, representation, warranty or indemnity in favour of two or more parties (including where two or more persons are included in the same defined term) is for the benefit of them jointly and severally;

(l)            a rule of construction does not apply to the disadvantage of a party because the party was responsible for the preparation of this lease or any part of it; and

(m)          if a day on or by which an obligation must be performed or an event must occur is not a Business Day, the obligation must be performed or the event must occur on or by the next Business Day.

1.3          Headings

Headings are for ease of reference only and do not affect interpretation.

1.4          Governing law and jurisdiction

This lease is governed by the law of the state in which the Land is located and each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of that state and all courts of appeal from those courts.

2.             Rent

2.1          Tenant to pay

The Tenant must pay the Rent by monthly instalments in advance on each Payment Date starting on the Commencing Date unless a later date is specified in Item 6.

2.2          Instalments

Each instalment is to be one twelfth of the Rent but if a rent instalment is for a period of less than one month, the instalment for that period is apportioned on a daily rate for the relevant lease year.

3.             Outgoings

3.1          Tenant to pay Tenant’s Contribution

The Tenant must pay the Outgoings for each Outgoings Year, in accordance with the provisions of this clause.

3.2          Outgoings Budget

The Landlord will prepare and give to the Tenant:

(a)           a budget for the Outgoings for the current Outgoings Year, as soon as practicable after the Commencing Date; and

(b)           a budget for the Outgoings for the following Outgoings Year, as soon as practical before the end of each Outgoings Year.

3.3          Content of Outgoings Budget

A budget given under clause 3.2 and any varied budget given under clause 3.4 must include reasonable details of each of the items comprising the Outgoings.

3.4          Landlord’s right to vary the Outgoings Budget

The Landlord can vary the Outgoings Budget at any time during an Outgoings Year by reasonable notice to the Tenant.

3.5          Payment by instalments

The Tenant must pay the Outgoings by instalments in advance on each Payment Date. Each instalment is to be one-twelfth of the Outgoings for the relevant Outgoings Year, based on the Outgoings Budget (or any variation to the Outgoings Budget under clause 3.4). If an instalment is for a period of less than one month, the instalment for that period is apportioned at a daily rate for the relevant Outgoings Year.

3.6          Delayed budget

If the Outgoings Budget in any Outgoings Year has not been provided to the Tenant by the Landlord before the first Payment Date in that Outgoings Year:

(a)           the Tenant must pay an instalment equal to the instalment payable on the last Payment Date of the previous Outgoings Year on each Payment Date until the Outgoings Budget has been provided to the Tenant by the Landlord; and

(b)           on the first Payment Date after the Outgoings Budget in any Outgoings Year has been provided to the Tenant by the Landlord, the Tenant must pay the difference between what it has paid under clause 3.6(a) and what it should have paid if the Outgoings Budget had been provided before the first Payment Date of that Outgoings Year.

3.7          Statement of actual Outgoings

Within three months after the end of an Outgoings Year the Landlord must give the Tenant a statement (Landlord’s statement) containing:

(a)           reasonable details of the actual Outgoings for the previous Outgoings Year;

(b)           if the aggregate of the Outgoings is more than the Outgoings Budget, the amount the Tenant owes the Landlord for the Outgoings for the previous Outgoings Year; and

(c)           if the aggregate of the Outgoings is less than the Outgoings Budget, the amount the Landlord owes to the Tenant.

At the Tenant’s request, the Landlord will, at the Tenant’s cost, provide to the Tenant a copy of a certificate signed by a registered company auditor that in the auditor’s opinion, based on the results of the auditor’s auditing procedures, the statement records the Outgoings for the previous Outgoings Year.

3.8          Reconciliation during the Term

Subject to clause 3.10, on the first Payment Date after the Landlord gives the Tenant the Landlord’s statement, the Tenant must pay any shortfall (or the Landlord must credit the Tenant with any overpayment) of the Outgoings for the previous Outgoings Year.

3.9          Reconciliation after the Term

Subject to clause 3.10, if the Landlord’s statement is provided to the Tenant after the expiration or termination of the lease, the Tenant must pay any shortfall (or the Landlord must repay the Tenant any overpayment) of the Outgoings for the previous Outgoings Year within 28 days of the statement being provided.

3.10        Tenant’s right to seek further information regarding Outgoings

(a)           Sub-clause (b) applies if, within 14 days of the Tenant’s receipt of the Landlord’s statement under clause 3.7, the Tenant gives to the Landlord notice claiming that one or more items comprising Outgoings (other than rates and taxes) has been incurred by the Landlord as set out in the statement of Outgoings at a price which does not reflect a fair and competitive price for that item or that an amount incurred is not an Outgoing as defined in this Lease.

(b)           If the Tenant gives notice to the Landlord under sub-clause (a), the Landlord must give to the Tenant such information within its possession as may be necessary to reasonably satisfy the Tenant (acting reasonably) that the Landlord’s incurred price for the items specified in the Tenant’s notice is fair and competitive.

(c)           If the Tenant notifies the Landlord within 14 days after receipt of information under sub-clause (b) that it is not satisfied that the price incurred by the Landlord for the relevant item is a fair and competitive price or that an amount incurred is an Outgoing as defined in this Lease, then whether or not:

(1)           the incurred price for the item is fair and competitive (and, if not, what is a fair and competitive price for the item); or

(2)           an amount incurred is an Outgoing as defined in this Lease,

must be determined by an independent expert appointed by the Landlord. The expert must act as an expert and not as an arbitrator, must make his determination promptly and must give notice to the parties of his determination. The expert’s determination (including as to payment of his costs) is final and binding (except for manifest error).

(d)           If the Tenant fails to give a notice under sub-clause (c), the Tenant is deemed to be satisfied that the Landlord’s incurred price is a fair and competitive price and that all amounts incurred are Outgoings as defined in this Lease.

(e)           Despite any other provision in this Lease, the Tenant is not obliged to pay the Landlord the amount which is in dispute in respect of the particular item in accordance with this clause until 14 days after either:

(1)           the Tenant notifies the Landlord that it is satisfied or is deemed under this clause to be satisfied that the incurred price is a fair and competitive price or that an amount incurred is an Outgoing as defined in this Lease; or

(2)           the expert determines that the incurred price is a fair and competitive price or determines the fair and competitive price for the relevant item or determines that an amount incurred is an Outgoing as defined in this Lease.

4.             Payment for Services

4.1          Direct charges

The Tenant must pay for:

(a)           Services metered to the Premises; and

(b)           charges and duties imposed directly on the Tenant’s Business, the Tenant’s Property and the Tenant’s particular occupation of the Premises.

5.             Costs

5.1          Costs and expenses

The Tenant must pay the Landlord’s reasonable costs and disbursements in connection with:

(a)           exercising rights to take action because of the Tenant’s default;

(b)           the Tenant’s default; and

(c)           the Tenant’s requests for consent or approval (such as to do works) or the Tenant’s proposals (such as to assign or to sublet).

Each party must pay its own costs and disbursements in connection with the preparation and negotiation of this lease.

5.2          Stamp duty and registration fees

The Tenant must pay the stamp duty and registration fees in connection with this lease.

6.             Payment conditions

6.1          Payments

The Tenant must pay amounts payable by it under this lease:

(a)           by electronic funds transfer to the bank account nominated from time to time by the Landlord or by any other method the Landlord reasonably requires and notifies to the Tenant;

(b)           in the case of periodic payments, by the relevant Payment Date;

(c)           without set-off, counterclaim or deduction; and

(d)           to the Landlord or as the Landlord directs.

6.2          Interest

If the Tenant does not pay any money payable by the Tenant to the Landlord under this lease within seven days after the due dale, the Tenant must pay interest on the overdue money. The interest:

(a)           is payable at an annual rate which is the total of 2% and the rate per annum charged by the Landlord’s principal bankers for overdraft accommodation for amounts exceeding $100,000 determined on the first day of each month for the period for which interest is to be calculated;

(b)           is calculated on monthly rests on the first day of each month on the amount (if any) owing by the Tenant to the Landlord on that day;

(c)           accrues daily from the due date for payment of the relevant amount until the date of payment;

(d)           is payable on demand; and

(e)           is capitalized on the last day of each month if not paid.

7.             GST

7.1          Interpretation

In this lease:

(a)           GST, supply, taxable supply and tax invoice have the same meaning as in A New Tax System (Goods and Services Tax) Act 1999; and

(b)           a reference to payment being made or received includes a reference to consideration other than money being given or received.

7.2          Tenant’s obligations

Provided that the Landlord complies with clause 7.4, the Tenant must pay to the Landlord, on each date the Tenant must make payment for a taxable supply under this lease, an additional amount equal to the GST payable on the taxable supply or component of the supply for which that payment is made.

7.3          Net down

When calculating the amount of:

(a)           the Outgoings for an Outgoings Year and the Base Year;

(b)           any reimbursement from the Tenant to the Landlord; and

(c)           the indemnification by the Tenant of the Landlord of an expense, loss or liability incurred by the Landlord,

the Landlord must exclude the GST paid or payable on the supply giving rise to the amount.

7.4          Tax invoice

The Landlord must give the Tenant a tax invoice for supplies under this lease on or before each Payment Date.

8.             Bank Guarantee

8.1          Tenant to give

On or before the Commencing Date, the Tenant must give the Landlord a Bank Guarantee for the amount specified in Item 9.

8.2          Demanding payment

If the Tenant does not comply with any of its obligations under this lease, the Landlord may demand payment under the Bank Guarantee without notice to the Tenant. The Landlord must use any sum paid to it under the Bank Guarantee to rectify the Tenant’s breach.

8.3          Top up

If:

(a)           the Landlord draws down on the Bank Guarantee; or

(b)           the gross rent plus GST increases by more than 10% and if required by the Landlord,

the Tenant must give the Landlord an additional or replacement Bank Guarantee on demand so that the amount of the Bank Guarantee is always for an amount equivalent to the number of months of gross rent plus GST stated in Item 9.

8.4          Assignment

If the Bank Guarantee is assignable, the beneficiary or favouree named in the Bank Guarantee may assign it to any person to whom it assigns its interest in this lease. If the Bank Guarantee is not assignable, or if the Landlord otherwise reasonably requires a replacement Bank Guarantee for the benefit of that person, the Tenant must promptly give a replacement Bank Guarantee to that person when asked to by the Landlord and the Landlord must pay to the Tenant the reasonable cost of doing so.

8.5          Replacement Bank Guarantee

If, for any reason, a Bank Guarantee provided by the Tenant (or a predecessor of the Tenant) ceases to comply with the definition of Bank Guarantee in clause 1.1 then the Tenant must provide a replacement Bank Guarantee to the Landlord within a reasonable time of being asked to do so by the Landlord.

8.6          Return to Tenant

If the Landlord is satisfied, acting reasonably, that the Tenant has complied with all its obligations under this lease, the Landlord must return the Bank Guarantee to the Tenant or to the issuing bank within a reasonable period after the Terminating Date.

9.             Insurance

9.1          Public liability

The Tenant must keep current during the Term and any holding over period public risk insurance in connection with the Tenant’s Property and the Premises covering each claim for at least the amount in Item 12 (or any other amount the Landlord reasonably requires) with no limit on the number of claims that can be made.

9.2          Policies

The insurance policy the Tenant takes out under this clause 9 must:

(a)           be with an insurer and on terms approved by the Landlord (who must act reasonably);

(b)           note the Landlord’s interest in the policy; and

(c)           cover events occurring while the policy is current, regardless of when claims are made.

9.3          Evidence of insurance

In respect of the insurance required by this clause 9, the Tenant must provide the Landlord with a certificate of currency:

(a)           before taking possession of the Premises;

(b)           each year on renewal of the insurance; and

(c)           when the Landlord asks.

9.4          Notification

The Tenant must notify the Landlord immediately if:

(a)           something happens which could give rise to a claim under, or could prejudice, the policy; or

(b)           the policy is cancelled.

9.5          Dealing with insurance

In respect of the Landlord’s insurance of the Premises the Tenant must not do anything:

(a)           which may prejudice that insurance; or

(b)           without the Landlord’s consent, which may increase the premiums for that insurance,

PROVIDED THAT the Tenant will not be in breach of this clause unless the Landlord has notified the Tenant of the act or omission by the Tenant causing the breach and allowing the Tenant a reasonable opportunity to rectify the act or omission.

In respect of the Tenant’s insurance required by this clause 9 the Tenant must not, without the Landlord’s consent:

(c)           vary or cancel the insurance or allow it to lapse; or

(d)           enforce, conduct, settle or compromise insurance claims.

9.6          Extra costs

(a)           Subject to clause 9.6(b), if the Tenant does anything which increases the premium payable under any of the Landlord’s insurances of the Premises, then the Tenant must pay to the Landlord the amount of that increase.

(b)           The Tenant will not be liable for any increase in the Landlord’s insurance premiums unless the Landlord has notified the Tenant of the act or omission by the Tenant causing the increase in premium and allowing the Tenant a reasonable opportunity to rectify the act or omission.

10.          Indemnities and releases

10.1        Tenant’s risk

The Tenant occupies the Premises and enters and uses the Land at its risk.

10.2        Indemnity

The Tenant is liable for and indemnifies the Landlord against all Claims directly or indirectly arising from or incurred in connection with damage to or loss of any property or injury to or the death of any person occurring on the Premises except to the extent the damage, loss, injury or death is caused or contributed to by:

(a)           the wrongful or negligent act or omission of the Landlord or its officers or employees; or

(b)           any Environmental Liability arising out of the physical condition of the Premises as at the Completion Date.

10.3        Release

The Tenant releases the Landlord from any liability for Claims directly or indirectly arising from or incurred in connection with:

(a)           any damage to or loss of any property or injury to or the death of any person except to the extent it is caused or contributed to by the negligent act or omission of the Landlord or its officers, agents, contractors, sub-contractors or employees or where such damage, loss or injury arises out of any Environmental Liability arising out of the physical condition of the Premises as at the Completion Date; or

(b)           a Service not being available or not working properly provided the Landlord has used its reasonable endeavours to restore or repair the Service.

10.4        No merger

The indemnity in this clause 10 is independent from the Tenant’s other obligations under this lease and does not come to an end when this lease expires or is terminated. It is not necessary for the Landlord to incur expense or make a payment before enforcing this indemnity.

11.          Repair, maintenance & alterations

11.1        Repair and replace

(a)           The Tenant must:

(i)            keep the Premises and the Tenant’s Property in good repair except to the extent that any disrepair is caused by an Excluded Event, reasonable wear and tear or a defect in the structure of the Premises;

(ii)           repair damage to the Premises caused or contributed to by the act, omission, negligence or default of the Tenant or the Tenant’s Associates;

(iii)          enter into contracts for the maintenance and repair of the Tenant’s plant and equipment located on or in the Premises with contractors approved by the Landlord (acting reasonably);

(iv)          give all relevant authorities all certifications required by those authorities in connection with the plant and equipment referred to in paragraph (iv) above; and

(v)           when the Landlord asks, give the Landlord evidence that the Tenant has complied with its obligations under paragraphs (iv) and (v) above.

(b)           The Landlord must, in respect of the Services:

(i)            enter into contracts for the maintenance and repair of the Services located on or in the Premises with reputable contractors;

(ii)           give all relevant authorities all certifications required by those authorities in connection with the Services referred to in paragraph (b)(i) above; and

(iii)          when the Tenant asks, give the Tenant evidence that the Landlord has complied with its obligations under paragraphs (b)(i) and (ii) above.

11.2        Tenant’s works

The Tenant must not carry out works which alter the structure of the Premises or the Services in the Premises without the Landlord’s approval. The Landlord’s approval is not required to other works in the Premises. If the Landlord approves any works the Tenant must ensure that the works it does are done:

(a)           in a proper and workmanlike manner;

(b)           by contractors approved by the Landlord (who must act reasonably); and

(c)           in accordance with:

(i)            any reasonable conditions imposed by the Landlord (including as to payment of its reasonable costs);

(ii)           any plans, specifications or schedule of finishes approved by the Landlord (who must act reasonably);

(iii)          all laws and the requirements of all authorities; and

(iv)          the Landlord’s other reasonable requirements and directions.

12.          Principal Contractor

12.1        Tenant’s appointment

Subject to clauses 12.3 and 12.4, the Landlord:

(a)           appoints the Tenant and the Tenant accepts its appointment as Principal Contractor for any Construction Work (other than Construction Work in respect of which the Landlord has elected to be the Principal Contractor); and

(b)           authorises the Tenant to exercise such authority of the Landlord as is necessary to enable the Tenant to discharge its responsibilities as Principal Contractor.

12.2        Tenant’s obligations

The Tenant agrees that, as Principal Contractor, the Tenant (or, where clause 12.4 applies, the Tenant’s contractor):

(a)           is responsible for the Construction Work at all times until the Construction Work is completed;

(b)           must ensure that in carrying out the Construction Work it complies with all requirements of the OHS Regulation and the OHS Act; and

(c)           is responsible for all costs associated with performing the role of Principal Contractor.

12.3        Landlord’s discretion

The Landlord may, in its discretion, elect to be the Principal Contractor for the whole or any part of the Construction Work.

12.4        Tenant’s contractor

If the Tenant appoints a contractor to carry out the Construction Work and the Tenant’s contractor agrees to act as principal contractor for the purpose of the OHS Regulation and the OHS Act, then the Landlord appoints the Tenant’s contractor for the relevant Construction Work (other than Construction Work in respect of which the Landlord has elected to be the Principal Contractor).

13.          Cleaning

13.1        Tenant to provide

The Tenant must provide a cleaning service to the Premises, which is approved by the Landlord, and arrange to have rubbish removed from them regularly.

13.2        Tenant’s cleaning obligations

The Tenant must:

(a)           keep the Premises clean, tidy and free of vermin;

(b)           keep rubbish awaiting removal from the Premises in appropriate containers in the Premises; and

(c)           comply with the laws and the requirements of all relevant authorities in connection with waste removal.

14.          Tenant’s rights

14.1        Quiet enjoyment

Subject to the Landlord’s rights and to the Tenant complying with the Tenant’s obligations under this lease, the Tenant may use and occupy the Premises without interruption by the Landlord or any person claiming through the Landlord.

15.          Tenant’s obligations

15.1        Use

The Tenant must not use the Premises for any purpose other than the use in Item 11.

15.2        Compliance

(a)           The Tenant must comply with all laws and the requirements of all authorities in connection with the:

(i)            Premises;

(ii)           Tenant’s Business;

(iii)          Tenant’s Property; and

(iv)          Tenant’s particular use and occupation of the Premises,

except those requiring structural work on the Premises or requiring the Tenant to incur capital costs or carry out works in respect of the Services unless that work is required because of the Tenant’s particular use or occupation of the Premises.

(b)           The Tenant must:

(i)            provide security and caretaking services to the Premises; and

(ii)           control pests and vermin on the Premises.

15.3        Prohibitions

The Tenant must not:

(a)           obstruct access to, overload or otherwise interfere with or damage Services;

(b)           damage or destroy anything on the Land;

(c)           use any vehicle that does not have pneumatic tyres on roads or pavements on the Land;

(d)           without the Landlord’s approval, do anything dangerous, noxious, offensive, immoral or illegal on the Land;

(e)           do anything to pollute or contaminate the Land or its environment; or

(f)            without the Landlord’s approval, keep or use dangerous or hazardous materials on the Premises.

15.4        Tenant’s Associates

The Tenant must ensure that the Tenant’s Associates comply with the Tenant’s obligations under this lease, if appropriate.

15.5        Hazardous materials

If the Tenant seeks the Landlord’s approval to keep or use a hazardous material on the Premises, the Tenant must:

(a)           give the Landlord evidence that all relevant authorities have approved the hazardous material being kept or used on the Premises;

(b)           if the approval of authorities is subject to conditions, comply with those conditions;

(c)           pay the Landlord’s reasonable costs (including the expert’s fees) of consulting experts to satisfy the Landlord that the Tenant has done everything necessary for the hazardous material to be kept safely on the Premises; and

(d)           pay to the Landlord the amount of the increase in the premium payable under any of the Landlord’s insurances of the Premises.

15.6        Environmental protection

(a)           If, during the Term or any renewal of or holding over under this lease, the Tenant contaminates the Premises or any part of the Land by anything noxious or hazardous to the environment, the Tenant must promptly (at its cost):

(i)            undertake all audits, tests, surveys and other investigations necessary to determine the nature and extent of the contamination;

(ii)           notify the Landlord immediately of the nature and extent of the contamination and the steps the Tenant proposes to take to control and remove the contamination;

(iii)          do everything necessary to control and remove the contamination from the Premises and any part of the Land; and

(iv)          pay the Landlord’s reasonable costs, charges and expenses in connection with:

(A)          monitoring the Tenant’s actions; and

(B)           reasonably satisfying the Landlord that the Tenant has complied with the Tenant’s obligations,

under this clause 15.6.

(b)           Despite any other provision of this Lease, the Tenant is not liable to comply with sub-clause (a) unless the Landlord proves to the Tenant’s reasonable satisfaction that the relevant contamination was:

(i)            caused by the Tenant; and

(ii)           not in existence as at the date of commencement of the first lease of the Premises from the Landlord to the Tenant.

15.7        Exceptions to clauses 15.3 and 15.5

Despite any other provision of this Lease, the Landlord is deemed to have approved the Tenant keeping and using on the Premises dangerous or hazardous materials which are kept and used in the Premises prior to the commencement of this Lease.

16.          Landlord’s obligations

16.1        Structural integrity and Services

The Landlord must use reasonable endeavours to:

(a)           keep the structural elements of the improvements on the Land in good repair (fair wear and tear excepted); and

(b)           maintain and repair and keep the Services in good and substantial repair and working order.

16.2        Insurance, rates, laws

The Landlord must keep current during the Term those insurances in connection with the Premises which a prudent owner of premises like the Premises would take out.

17.          Landlord’s rights

17.1        Works and Services

The Landlord may (where required to do so by law or in order to comply with its obligations under this Lease):

(a)           carry out works (including demolition, alterations, refurbishment and repairs) on the Land; and

(b)           use, operate, install, repair, maintain, remove, replace and temporarily interrupt Services,

but in doing so the Landlord must take reasonable steps to minimise interference with the Tenant’s Business. Except in an emergency, the Landlord must give reasonable prior notice and schedule works so as to minimise interruptions to and interference with the Tenant’s Business (except in an emergency when no notice is required).

17.2        Other rights

The Landlord may:

(a)           close the Premises in an emergency;

(b)           in an emergency:

(i)            prevent the Tenant and the Tenant’s Associates from entering the Premises or require them to leave and stay out of the Premises;

(ii)           without notice to the Tenant, enter the Premises and remain there and use them for so long as reasonably necessary in the circumstances;

(c)           enter the Premises at reasonable times (to be agreed with the Tenant, acting reasonably) after giving the Tenant reasonable notice:

(i)            to exercise the Landlord’s rights or to comply with the Landlord’s obligations under this lease, or to comply with the Landlord’s obligations under any law or to satisfy the requirements of an authority;

(ii)           to see the state of repair of the Premises and that the Tenant is complying with the Tenant’s obligations under this lease;

(iii)          to inspect, test, repair or do work on the Premises which cannot reasonably be done without the Landlord entering the Premises, provided that this is done at times agreed with the Tenant, acting reasonably, so as to minimise any impact on the Tenant’s Business;

(iv)          (if the lease contains an option and the Tenant does not exercise that option during the Option Window) to show the Premises to prospective tenants at any time after the last day of the Option Window; and

(v)           (if the lease does not contain an option) to show the Premises to prospective tenants during the last six months of the Term and during any holding over period;

(d)           at any time and from time to time, erect, affix or exhibit on the Premises where the Landlord thinks fit “For Sale” or “For Lease” notices and signs and the Tenant will not remove or relocate any such notice or sign without the written consent of the Landlord;

(e)           from time to time upon reasonable notice and at times agreed with the Tenant, acting reasonably, enter upon the Premises to show the Premises to prospective purchasers of the Land;

(f)            subdivide the Land or the improvements on the Land or both (including by strata or stratum subdivision) and grant easements and other rights over them, if this does not adversely affect the Tenant’s rights under this lease or the Tenant’s Business; and

(g)           appoint agents or others to exercise any of the Landlord’s rights.

17.3        Carry out Tenant’s obligations

If the Tenant does not do something it is obliged to do under this lease, or, in the Landlord’s reasonable opinion, the Tenant does not do it properly, the Landlord may do that thing at the Tenant’s reasonable expense provided that:

(a)           the Landlord has first served a notice on the Tenant stating that the Landlord intends to exercise its rights under this clause and providing details of the obligation the Landlord considers has not been complied with, including the relevant Lease clause reference (“Notice to Comply”); and

(b)           the Tenant has not, in the Landlord’s reasonable opinion, complied with the obligation referred to in the Notice to Comply within the time specified in that notice (such time being a reasonable period having regard to the obligation concerned).

17.4        Landlord released

If a person other than the Landlord becomes the registered proprietor of the Land, then the Landlord is released from all obligations under this lease arising after the other person becomes the registered proprietor of the Land.

For the avoidance of doubt, nothing in this lease in any way limits the obligations of the vendors or the guarantors to the purchasers under the Asset Sale Agreement.

18.          Assigning, subletting, charging

18.1        Assigning

The Tenant may assign its interest in this lease only if:

(a)           the Tenant has satisfied the Landlord that the proposed assignee:

(i)            is respectable and responsible;

(ii)           is financially sound and capable of complying with the Tenant’s payment obligations under this lease and under any renewal of this lease;

(iii)          does not propose to use the Premises for any purpose other than the use in Item 11 or another use approved by the Landlord and all relevant authorities;

(b)           the proposed assignee has given the Landlord whatever security the Landlord reasonably requires in connection with the proposed assignee’s obligations as tenant;

(c)           the Tenant and the proposed assignee have entered into a deed with the Landlord, in a form the Landlord reasonably requires, agreeing amongst other things that:

(i)            the proposed assignee is to be bound by this lease as if the proposed assignee were the Tenant; and

(ii)           the Tenant remains obliged to comply with this lease as if the proposed assignment had not taken place;

(iii)          if this lease is registered, the proposed assignee and the Tenant must sign a transfer of this lease and on the date the assignment becomes effective, hand it in registrable form with the registration fee to the Landlord for the Landlord to lodge for registration;

(d)           at the time the proposed assignment is to take place, the Tenant is not in default under this lease;

(e)           the Landlord has obtained any consents it reasonably requires before an assignment of this lease takes place; and

(f)            the Tenant and the proposed assignee have complied with all of the Landlord’s other reasonable requirements in connection with the assignment.

18.2        Subletting

The Tenant may sublet all or part of the Premises only if:

(a)           the Tenant satisfies the Landlord that the proposed subtenant:

(i)            is respectable and responsible;

(ii)           is financially sound and capable of complying with the subtenant’s payment obligations under the proposed sublease;

(iii)          does not propose to use the Premises for any purpose other than the use in Item 11 or another use approved by the Landlord and all relevant authorities;

(b)           the proposed subtenant enters into a deed with the Landlord in a form the Landlord reasonably requires agreeing amongst other filings:

(i)            not to breach this lease;

(ii)           not to subunderlet the sublet premises; and

(iii)          to pay the rent and other money payable under the sublease to the Landlord on demand if the Tenant is in default of its payment obligations under this lease;

(c)           at the date the proposed sublease is to be granted, the Tenant is not in default under this lease;

(d)           the Landlord has obtained any consents it is obliged to obtain before it consents to a sublease; and

(e)           the Tenant and the proposed subtenant have complied with all the Landlord’s other reasonable requests in connection with the subletting.

18.3        Change in control

If the Tenant is an unlisted corporation and there is a proposal that:

(a)           a person or a group of persons cease to be entitled to at least 50% of the Tenant’s share capital; or

(b)           there is a proposed change in the shareholding of the Tenant or its holding company so that a different person or group of persons will control the composition of the board of directors or more than 50% of the shares giving a right to vote at general meetings, then before the proposed change can take place, the Tenant must obtain the Landlord’s consent.

The Landlord must give its consent if the Tenant:

(c)           is not in default under this lease;

(d)           proves to the Landlord’s reasonable satisfaction that if the proposed change takes place, the Tenant will be as:

(i)            respectable and responsible;

(ii)           financially sound and capable of complying with the Tenant’s payment obligations under this lease and under any renewal of this lease,

as it was immediately before the change was proposed; and

(e)           gives the Landlord any security the Landlord reasonably requires in connection with the Tenant’s obligations under this lease.

18.4        Charging Tenant’s Property

The Tenant may charge the Tenant’s interest in the Tenant’s Property only if:

(a)           the Tenant has satisfied the Landlord that the principal purpose of the proposed charge is to finance or refinance the acquisition of Tenant’s Property;

(b)           each party to the proposed charge has entered into a deed with the Landlord in a form acceptable to the Landlord regulating the installation and removal of the charged property and covenanting not to lodge a caveat against the title to the Land in connection with the charged property; and

(c)           at the date the proposed charge is to be entered into, the Tenant is not in default under this lease.

18.5        No other dealings

The Tenant must not share the use and occupation of the Premises or deal with its interest in this lease in anyway except as set out in this clause 18.

19.          Option for a new lease

19.1        Conditions for grant

The Landlord must grant the Tenant a new lease of the Premises for the term first specified in Item 13, only if:

(a)           the Tenant gives the Landlord a notice during the Option Window (time being of the essence) that it wants the new lease;

(b)           when the Tenant gives that notice and on the Terminating Date:

(i)            the Tenant has not been late with a payment due under this lease more than three times during the Term; and

(ii)           the Tenant is not in breach of this lease; and

(c)           before the Terminating Date, the Tenant delivers to the Landlord the same kind of security in connection with the Tenant’s obligations under the new lease given by the same bank or person (or another bank or person acceptable to the Landlord) as any given under this lease.

19.1A     First further term - alternatives

(a)           The Tenant must, with its notice under clause 19.1(a), specify whether it wants the new lease for the term referred to in Item 13(l)(a) or for the term referred to in Item 13(l)(b).

(b)           If the Tenant does not specify in its notice given under clause 19.1(a) whether it wants the new lease to be for the term referred to in Item 13(1)(a) or for the term referred to in Item 13(l)(b), then the Tenant is deemed to have notified the Landlord that it wants the new lease to be for the term referred to in Item 13(1)(b).

(c)           If the Tenant leases the Premises for the further term referred to in Item 13(l)(b), then the new lease must not contain this Part and the details in Item 10 and Item 13 are to be deleted and replaced with “Not applicable”.

(d)           This clause 19.lA must not be contained in any further lease.

19.2        Form of new lease

The new lease is to be the same as this lease (as varied during the Term) except that:

(a)           if particulars of more than one new lease are specified in Item 13, the particulars of the new lease first specified are deleted from Item 13;

(b)           if the particulars of the new lease are the only particulars specified in Item 13:

(i)            the details in Item 10 and Item 13 are to be deleted and replaced with the words ‘Not applicable’;

(ii)           this clause 19 is to be deleted;

(c)           the term, the commencing date and the terminating date of the new lease are to be those first specified in Item 13; and

(d)           the rent at the commencing date of the new lease is to be an amount which is the greater of:

(i)            103.5% of the rent payable immediately prior to the commencement of the new lease; and

(i)            market rent determined in accordance with Schedule 1.

19.3        The Tenant will have the right by written notice to the Landlord served within 1 month after the agreement or determination of the Rent in accordance with Schedule 1 to terminate without any liability whatsoever (other than for antecedent breach) the new lease on the date 12 months after the date of agreement or determination of the initial Rent for the new lease.

20.          Damage and destruction

20.1        Not Used

20.2        Landlord’s notice

If the Premises are destroyed, or damaged so that the Tenant cannot access, occupy or use the Premises or a substantial part of them, then within three months after the destruction or damage occurs, the Landlord must give the Tenant a notice which either:

(a)           terminates this lease on a date at least one month after the date the Landlord gives the notice; or

(b)           states that the Landlord intends to repair the Premises so that the Premises are fit for the Tenant to access, occupy and use and specifies a date by which the Landlord reasonably estimates that the Premises will be repaired.

20.3        Tenant’s notice

If the Landlord gives a notice under clause 20.2(b) and the Tenant believes that the Landlord is not taking all reasonable steps to repair the Premises as expeditiously as possible, then the Tenant may give the Landlord a notice requiring the Landlord to make the Premises fit for the Tenant to access, occupy and use within a reasonable time after the Tenant gives the notice.

20.4        Tenant may terminate

If the Landlord does not comply with:

(a)           clause 20.2, the Tenant may terminate this lease with immediate effect on written notice to the Landlord; or

(b)           the Tenant’s notice under clause 20.3, the Tenant may terminate this lease on one month’s written notice to the Landlord unless the Landlord can demonstrate that it is taking all reasonable steps to repair the Premises as expeditiously as possible.

20.5        Payments reduced

Subject to clause 20.6, the Tenant may reduce any payments under this lease by a proportion equal to the Tenant’s loss of amenity of the Premises for the period beginning on the day the damage occurs and ending on the day this lease is terminated under this clause 0 or the day the Premises are fit for the Tenant to access, occupy and use.

20.6        Dispute about payments

If the Landlord and the Tenant cannot agree on the proportion by which the Tenant may reduce its payments within seven days, then either party may ask the President of the Australian Property Institute to nominate a valuer to determine the appropriate proportion. The Tenant must continue making all payments under this lease without reducing them until the amount by which they are to be reduced is agreed on or determined.

20.7        Adjustments

On the first Payment Date after the proportion referred to in clauses 20.5 and 20.6 is agreed or determined, the Tenant must pay the Landlord any shortfall (or the Landlord must credit the Tenant with any overpayment) from and including the day the damage occurs to but excluding that Payment Date.

20.8        Destruction or damage caused by Tenant

The Tenant may not terminate this lease or reduce payments under this clause 20.8 if:

(a)           the damage is caused or substantially contributed to by; or

(b)           rights under an insurance policy in connection with the Premises are prejudiced or a policy is cancelled or a claim is refused by the insurer because of,

the negligence or default of the Tenant or the Tenant’s Associates. This does not affect other rights the Landlord may have in connection with the events specified in this clause 20.8.

20.9        Landlord need not repair

This clause 20 does not oblige the Landlord to rebuild or repair the Premises.

21.          Holding over

21.1        Monthly tenancy

(a)           If the Landlord has not granted the Tenant a new lease of the Premises and consents to the Tenant continuing to occupy the Premises as tenant after the Terminating Date, then the Tenant occupies the Premises from that date under a monthly tenancy which either party may terminate on one month’s notice ending on any day.

(b)           Despite sub-clause (a), the lease for the further term referred to in Item 13(l)(b) must contain a provision to the effect that (despite the terms of that lease) the Landlord is not entitled to terminate the monthly tenancy arising after the expiry of that lease until after the date 6 months after the date of expiration of that lease.

21.2        Terms of monthly tenancy

Subject to clause 21.1, the monthly tenancy is on the terms and at the rent the Landlord specifies but if the Landlord does not specify the terms or the rent, the monthly tenancy is on the same terms as apply during the Term of this lease (so far as those terms are applicable to a monthly tenancy) with a monthly rent that is one twelfth of the Rent.

22.          Default

22.1        Tenant’s breach

The Landlord may terminate this lease if:

(a)           the Tenant has failed to pay Rent or Outgoings to the Landlord on time, and the Landlord has given the Tenant a notice specifying the amount owing and requiring the Tenant to pay it within 14 days after the notice is given; or

(b)           an Insolvency Event occurs in respect of the Tenant, and the Landlord has given the Tenant a notice requiring the Tenant to prove to the Landlord’s satisfaction with 14 days after the notice is given that it is no longer subject to the Insolvency Event; or

(c)           the Tenant has not complied with any other obligation under this lease, and in the Landlord’s reasonable opinion the non-compliance can be remedied, and the Landlord has given the Tenant a notice specifying the non-compliance and requiring the Tenant to remedy it within a reasonable time after the date the notice is given; and

the Tenant does not comply with a notice given by the Landlord under this clause 22.1.

22.2        Statutory notice

If the law requires the Landlord to give a notice in a particular form before terminating this lease then the notice required by law will be sufficient to satisfy the Landlord’s obligations under clause 22.1

22.3        Loss of Bargain

If the Landlord terminates this lease under clause 22.1 because the Tenant has not complied with an essential term under this lease and the Landlord re-enters and takes possession of the Premises, the Tenant indemnifies the Landlord against any Claims arising because the Landlord will not receive the benefit of the Tenant performing its obligations under this lease from the date of the termination until the Terminating Date.

22.4        Essential terms

The essential terms of this lease include the Tenant’s obligations under clauses 8, 9, „ 18, 23 and each of the Tenant’s obligations to pay money.

22.5        Indemnity for default

The Tenant must indemnify the Landlord for Claims arising from the Tenant’s default.

23.          Yielding up

23.1        Vacating and removal of Tenant’s Property

Unless the Tenant has exercised an option to renew this lease, on the earlier of the Terminating Date and the date this lease ends, the Tenant must:

(a)           vacate the Premises and remove the Tenant’s Property and make good any damage caused by such removal;

(b)           give the Landlord all keys, access cards and other security devices for the Premises which have been issued to the Tenant or the Tenant’s Associates; and

(c)           leave the Premises clean and free from rubbish.

23.2        Tenant’s Property

The Tenant may not remove Tenant’s Property which:

(a)           is part of structural work done by the Tenant to the Premises, unless the Landlord gives the Tenant a notice to remove it or unless, as a condition of its consent to the Tenant doing the structural work, the Landlord stipulated that it must be removed; or

(b)           is to remain on the Premises under a condition imposed by the Landlord when approving of the Tenant’s works on the Premises.

23.3        Tenant’s Property abandoned

If the Tenant does not remove any Tenant’s Property in accordance with this clause 23, then the Landlord may treat it as abandoned and dispose of it as the Landlord sees fit at the Tenant’s expense.

23.4        Tenant not required to make-good

Nothing in this lease requires the Tenant to restore the Premises to the condition they were in at the Commencing Date or to otherwise make good the Premises (other than to comply with clause 23.1).

24.          Notices and other communications

24.1        Service of notices

A notice, demand, consent, approval or communication under this lease (Notice) must be:

(a)           in writing, in English and signed by an authorised person; and

(b)           hand delivered or sent by prepaid post or facsimile to the recipient’s address for Notices specified in the notice details of the Information table, as varied by any Notice given by the recipient to the sender.

24.2        Effective on receipt

A Notice given in accordance with clause 24.1 takes effect when received (or at a later time specified in it), and is taken to be received:

(a)           if hand delivered, on delivery;

(b)           if sent by prepaid post, on the second Business Day after the date of posting (or on the seventh Business Day after the date of posting if posted to or from a place outside Australia);

(c)           if sent by facsimile, when the sender’s facsimile system generates a message confirming successful transmission of the entire Notice unless the recipient, immediately informs the sender that it has not received the entire Notice, but if the delivery, receipt or transmission is not on a Business Day or is after 5.00pm on a Business Day, the Notice is taken to be received at 9.00am on the next Business Day.

25.          Miscellaneous

25.1        Alterations

This lease may be altered only in writing signed by each party.

25.2        Approvals and consents

Except where this lease expressly states otherwise, a party may withhold or give conditionally any approval or consent under this lease, but the approval must not be unreasonably withheld or delayed.

25.3        Stamp duty

Any duty (including fines, penalties and interest) in connection with this lease or any transaction contemplated by this lease, must be paid by the Tenant.

25.4        Severability

A term or part of a term of this lease that is illegal or unenforceable may be severed from this lease and the remaining terms or parts of the term of this lease continue in force.

25.5        Waiver

A party does not waive a right, power or remedy if it fails to exercise or delays in exercising the right, power or remedy. A single or partial exercise of a right, power or remedy does not prevent another or further exercise of that or another right, power or remedy. A waiver of a right, power or remedy must be in writing and signed by the party giving the waiver.

25.6        Entire agreement

This lease constitutes the entire agreement between the parties in connection with its subject matter and supersedes all previous agreements or understandings between the parties in connection with its subject matter.

25.7        Statutory provisions

The effect of statutory provisions on this lease are as set out in Item 14.

Schedule 1 – Market Rent Review

In this Schedule:

“Market Review Date” means the commencing date of any lease granted by the Landlord to the Tenant pursuant to clause 19 of this lease; and

“Current Rent” means the annual market rent of the Premises at the subject Market Review Date, on the basis of clause S13; and

“Valuer or Umpire” means a person satisfying the criteria in clause S3 and appointed as a valuer or umpire pursuant to this Schedule.

S1.          Market reviews of Rent

(a)           When agreed or determined in accordance with this Schedule, the Rent is binding on the parties to this lease.

(b)           In this Schedule, a reference to the appointment of a Valuer or an Umpire means that the Valuer or Umpire accepts is appointment in writing.

S2.          Landlord to give notice

(a)           The Landlord may at any time in the period commencing 3 months before a Market Review Date and expiring on the date 6 months after that Market Review Date, serve on the Tenant a notice reviewing the Rent to an amount which the Landlord determines to be the annual market rent of the Premises as at the subject Market Review Date.

(b)           Subject to clause S2(e), the amount notified in the Landlord’s Notice is the Rent on and from the subject Market Review Date unless and until there is agreement or a determination to the contrary pursuant to this Schedule, at which time the agreed or determined amount will become the Rent payable on and from the subject Market Review Date.

(c)           Despite sub-clause (b), if the Tenant is deemed to have served notice in accordance with clause S4, then (on an interim basis) the Rent on and from the subject Market Review Date will be the Rent current immediately prior to the subject Market Review Date (such Rent determined as if no abatement or reduction were in effect).

(d)           The Tenant must pay that interim Rent until there is written agreement or a determination to the contrary under this Schedule.

(e)           If the Landlord serves a notice referred to in clause S2(a) after the date which is 6 months after a Market Review Date then any increase in the Rent arising from the service of the notice will take effect from the date of service of the notice and not from the Market Review Date.

S3.          Essential qualifications of Valuer and Umpire

(a)           Each Valuer and Umpire must be a person who is a full member of the API at all times during the appointment under this Lease and who has (at the date of the appointment) not less than 5 years’ practice as a registered valuer valuing industrial premises in the metropolitan area of the capital city of the State. Any purported appointment as a Valuer or Umpire of a person not so qualified is ineffective.

(b)           In agreeing or determining the Current Rent, each Valuer and Umpire must act as an expert and not as an arbitrator. Any laws relating to arbitration do not apply.

S4.          Dispute by Tenant of reviewed amount - Tenant’s Notice

(a)           If, within 15 Business Days after service of the Landlord’s Notice, the Tenant does not serve on the Landlord a notice accepting that the amount notified in the Landlord’s Notice is the Current Rent, then the Tenant is deemed to have served on the Landlord on the date 15 Business Days after service of the Landlord’s Notice, a notice disputing that the amount notified in the Landlord’s Notice is the Current Rent.

(b)           Where the Tenant is deemed to have served on the Landlord a Tenant’s Notice, the Landlord and the Tenant must try to agree the Current Rent within 10 Business Days after the deemed date of service of the Tenant’s Notice.

S5.          Tenant appoints Valuer and notifies Landlord - first appointment date

(a)           If, in circumstances where clause S4(b) applies, the Current Rent is not agreed under clause S4(b), the Tenant may appoint, within 20 Business Days after the deemed date of service of the Tenant’s Notice, a Valuer to determine the Current Rent.

(b)           If a Valuer is so appointed by the Tenant, the Tenant must (within the same 20 Business Days) serve notice on the Landlord naming the Valuer. The date of service of that notice is the First Appointment Date.

S6.          Effect of Tenant’s failure to appoint or notify

(a)           If the Tenant does not appoint a Valuer and serve notice in accordance with clause S5, the Landlord or the Tenant must then request the President of the API to:

(i)            promptly appoint (on behalf of the Tenant) a Valuer to determine the Current Rent; and

(ii)           serve notice on the Landlord and the Tenant naming the Valuer.

(b)           The date of service of that notice is the First Appointment Date. The Valuer appointed pursuant to this clause is deemed to be appointed by the Tenant.

S7.          Landlord appoints Valuer and notifies Tenant - second appointment date

(a)           The Landlord may appoint, within 10 Business Days after the First Appointment Date, a Valuer to determine the Current Rent.

(b)           If a Valuer is so appointed by the Landlord, the Landlord must (within the same 10 Business Days) serve notice on the Tenant naming the Valuer. The date of service of that notice is the Second Appointment Date.

S8.          Effect of Landlord’s failure to appoint or notify

(a)           If the Landlord does not appoint a Valuer and serve notice in accordance with clause S7, the Landlord or the Tenant must then request the President of the API to:

(iii)          promptly appoint (on behalf of the Landlord) a Valuer to determine the Current Rent; and

(iv)          serve notice on the Landlord and the Tenant naming the Valuer.

(e)           The date of service of that notice is the Second Appointment Date. The Valuer appointed pursuant to this clause is deemed to be appointed by the Landlord.

S9.          Determination by Valuers

(a)           The Valuers appointed by or on behalf of the Landlord and the Tenant must:

(i)            within 10 Business Days of the Second Appointment Date agree and appoint an Umpire with each other, and

(ii)           within 20 Business Days of the Second Appointment Date meet with each other and try to agree the Current Rent.

(b)           If the Valuers agree the Current Rent within 35 Business Days of the Second Appointment Date, the Valuers (or either of them) must promptly notify the Landlord and the Tenant in writing of the amount agreed.

(c)           If, for any reason, the Valuers do not agree the Current Rent within those 35 Business Days, the Current Rent must be determined under clause S10. The Valuers are deemed not to have agreed the Current Rent if notification is not given in accordance with sub-clause (b) to the Landlord and the Tenant within 40 Business Days of the Second Appointment Date.

S10.        Determination by Umpire if Valuers do not agree

(a)           If the Valuers do not agree (or are deemed not to have agreed) under clause S9, either (or both) Valuer(s) must promptly instruct the Umpire agreed and appointed by them under clause S9(a)(l) to determine the Current Rent.

(b)           The Umpire must determine the Current Rent within 20 Business Days of first being instructed under sub-clause (a) or of being appointed under sub-clause (e).

(c)           In making the Umpire’s determination the Umpire must consider any written assessment of the Valuers given to the Umpire within 10 Business Days of first being instructed under sub-clause (a) or of being appointed under sub-clause (c).

(d)           On making a determination of the Current Rent the Umpire must promptly notify each of the Landlord and the Tenant by notice of the amount determined.

(e)           If the Valuers fail to agree and appoint an Umpire under clause S9(a)(l), if the Umpire is not instructed in accordance with sub-clause (a) or if any Umpire fails to comply with sub-clauses (b), (c) and (d), then either Valuer (or both of them) may request the President of the API to promptly appoint (on behalf of the Landlord and the Tenant) an Umpire to determine the Current Rent within 20 Business Days of his appointment. The President of the API must promptly notify the Landlord and the Tenant of the Umpire’s appointment and the appointment date.

(f)            Sub-clauses (b) to (f) (inclusive) apply to any Umpire appointed under sub-clause (e).

S11.        Adjustment of Rent once agreed or determined

If the Current Rent agreed or determined exceeds the interim Rent payable under clause S2(c), the Tenant must pay to the Landlord, within 20 Business Days of the agreement or determination, the difference between the Current Rent from the subject Market Review Date and the interim Rent paid since the subject Market Review Date.

S12.        Costs of Valuers and Umpire

(a)           Each party must pay all the costs, fees and expenses of the Valuer appointed by it or on its behalf.

(b)           The costs, fees and expenses of the Umpire must be borne by the Landlord and the Tenant in equal shares.

S13.        Criteria for determining the Current Rent

(a)           The annual market rent of the Premises at the subject Market Review Date must (subject to sub-clause (b)) be determined on the basis of the following Criteria:

1.             Comparable rents: rents as at the Market Review Date in respect of any comparable premises;

2.             Use of Premises: the Permitted Use as at the Market Review Date;

3.             Condition of Premises: any adverse effect on the condition or rental value of the Premises arising out of a breach of this Lease by the Tenant is deemed not to have occurred;

4.             Period between reviews: the period which will elapse between the Market Review Date and the next Market Review Date (if any);

5.             Length of Term: the length of the whole of the Term, to the intent that the fact that part of the Term may have elapsed as at the Market Review Date must not be taken into account;

6.             Destruction or damage: that if the Premises or any other part of the Building has been destroyed, damaged or rendered inaccessible, they are deemed to have been fully repaired and restored;

7.             Option for further term: that the value to a Tenant of any option(s) for a further term expressed in this Lease must be taken into account;

8.             Goodwill: that the value of any goodwill attached to the Premises due to the Tenant’s occupation of or business in the Premises must not be taken into account;

9.             Sub-lettings: that rents in respect of any sub-letting of or concessional occupational arrangement in respect of the Premises or any comparable premises must not be taken into account;

10.           Tenant’s fixtures: that the value of the Tenant’s Equipment must not be taken into account;

11.           Willing but not anxious: that this Lease is in place and is between a willing but not anxious landlord and a willing but not anxious tenant enjoying or entitled to enjoy actual possession of the whole of the Premises as at the Market Review Date; and

12.           Ready for occupation: that the Premises are ready for immediate occupation and use.

(b)           Despite any other provision of this Schedule, any person may take into account any other criteria which may, in that person’s opinion (and having regard to current best practice adopted by the API), be relevant to his determination of the annual market rent of the Premises as at the subject Market Review Date, but must not take into account anything (including, in the case of the Umpire, any written assessment of a Valuer) which is not consistent with the Criteria listed in sub-clause (a) (which are in random order and no significance or priority is to be attached to that order).